Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2020 Results

First Quarter 2020 Key Performance Indicators

•	Earnings per share ("EPS") increased 7% year-over-year to $1.92.

◦	Net Income was $156 million, up slightly year-over-year.

•	EPS Prior to Amortization of Intangible Assets** increased 7% year-over-year to $2.06.

•	Total Brokerage and Advisory Assets decreased 2% year-over-year to $670 billion, while the S&P 500 index was down 9% year-over-year.

◦	Advisory assets increased by 3% year-over-year to $322 billion.

•	Total net new assets were an inflow of $12.5 billion, translating to a 6.5% annualized growth rate, bringing the past twelve-month average organic growth rate to 4.4%.

◦	Total net new asset annualized growth rate was 5.3% in January, 7.4% in February, and 7.0% in March.

◦	Net new advisory assets were an inflow of $12.5 billion, translating to a 13.6% annualized growth rate, and net new brokerage assets were flat for the quarter.

◦	Recruited Assets(1) were $8.4 billion, contributing to a trailing twelve-month total of $36.2 billion.

◦	Advisor count(2) was 16,763, up 299 from Q4 2019 and 574 year-over-year.

◦	Year-to-date production retention rate was 99.0%, up from 96.2% a year ago.

•	Total client cash balances were $47.8 billion, up $14.1 billion or 42% sequentially.

◦	Client cash balances as a percentage of total assets were 7.1%, up from 4.4% in Q4.

•	Gross Profit** increased 4% year-over-year to $576 million.

•	EBITDA** increased 1% year-over-year to $280 million.

◦	EBITDA** as a percentage of Gross Profit** was 49% in Q1, bringing the past twelve-month average to 47%.

◦	Core G&A** increased 5% year-over-year to $223 million, and decreased 3% sequentially.

•	Shareholder capital returns were $170 million, translating to $2.09 per share.

◦	Share repurchases were $150 million for 1.8 million shares at an average purchase price of $83.

◦	Weighted-average fully diluted share count was 81.2 million, down 6% year-over-year.

◦	Dividends were $20 million.

•	Cash available for corporate use was $236 million, up from $204 million in Q4.

•	Credit Agreement Net Leverage Ratio(3) was 2.07x.

Key Updates

•	On April 28th, announced the planned acquisition of assets of Lucia Securities, a firm with ~20 advisors and ~$1.5B of client assets, at an expected transaction multiple of ~6x post-synergy EBITDA**.

•	Added new disclosure on Insured Cash Account (ICA) balances in the Key Metrics presentation.

•
Q1 Core G&A** was $223M, or an annualized run-rate of ~$890M. Current full-year plans are to be in the lower half of the 2020 outlook range of $915 to $940M, with expenses building gradually over the year.

•	Completed $150M of share repurchases in Q1 2020.

SAN DIEGO - April 30, 2020 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2020, reporting net income of $156 million, or $1.92 per share. This compares with $155 million, or $1.79 per share, in the first quarter of 2019 and $127 million, or $1.53 per share, in the prior quarter.

"Over the past several years, we have built a strong and resilient operating platform with differentiated capabilities and service that positioned us in a place of strength to serve our advisors and their clients," said Dan Arnold, President and CEO. "As we factor in the impact of the current climate, we see even bigger opportunity ahead and are well-positioned to support advisors in the marketplace. Given this, we remain focused on executing our strategy to serve advisors and to create long-term shareholder value."

"In the first quarter, our continued business growth combined with the natural hedges in our model drove another quarter of strong financial outcomes", said Matt Audette, CFO. "We grew gross profit, stayed disciplined on expenses, and generated the highest quarter of earnings per share in our history. Looking forward, our financial strength positions us well to continue investing to drive organic growth while also staying flexible to adjust spending if macro conditions warrant."

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, April 30. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 1367917, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until May 7 and May 21, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 1367917.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer+. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

+Based on total revenues, Financial Planning magazine June 1996-2019.
Securities and Advisory Services offered through LPL Financial, LLC, a registered investment advisor, Member FINRA/SIPC.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 35 on page 19 of this release.
Gross Profit is calculated as net revenues, which were $1,463 million for the three months ended March 31, 2020, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $871 million and $17 million, respectively, for the three months ended March 31, 2020. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers its Gross Profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,226 million for the three months ended March 31, 2020, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A to the Company’s total operating expenses, please see footnote 8 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization, and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments. For a reconciliation of EBITDA to net income, please see footnote 24 on page 18 of this release.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, amortization of intangible assets, and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s calculation of Credit Agreement EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to net income, please see footnote 24 on page 18 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2020 Core G&A** outlook), future capabilities, future advisor service experience, future investments and capital deployment, long-term shareholder value and the planned acquisition of Lucia Securities, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of April 30, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives, acquisitions and programs; the effects of the COVID-19 pandemic; satisfaction of closing conditions, and successful onboarding of advisors and client assets, in connection with the acquisition of assets from Lucia Securities; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2019 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
REVENUES
Commission	$503,444	$461,359	9%
Advisory	579,027	453,938	28%
Asset-based	285,506	296,363	(4%)
Transaction and fee	137,096	122,480	12%
Interest income, net of interest expense	9,542	12,321	(23%)
Other	(51,218)	25,218	n/m
Total net revenues	1,463,397	1,371,679	7%
EXPENSES
Commission and advisory	870,795	799,698	9%
Compensation and benefits	146,802	136,912	7%
Promotional	57,398	51,349	12%
Depreciation and amortization	26,644	23,470	14%
Amortization of intangible assets	16,570	16,168	2%
Occupancy and equipment	39,546	33,106	19%
Professional services	14,605	19,612	(26%)
Brokerage, clearing and exchange	17,024	16,144	5%
Communications and data processing	10,835	12,327	(12%)
Other	26,228	26,403	(1%)
Total operating expenses	1,226,447	1,135,189	8%
Non-operating interest expense and other	29,318	32,716	(10%)
INCOME BEFORE PROVISION FOR INCOME TAXES	207,632	203,774	2%
PROVISION FOR INCOME TAXES	51,991	48,376	7%
NET INCOME	$155,641	$155,398	—%
EARNINGS PER SHARE
Earnings per share, basic	$1.96	$1.84	7%
Earnings per share, diluted	$1.92	$1.79	7%
Weighted-average shares outstanding, basic	79,507	84,487	(6%)
Weighted-average shares outstanding, diluted	81,166	86,742	(6%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2020	Q4 2019	Q3 2019
REVENUES
Commission	$503,444	$476,920	$474,993
Advisory	579,027	533,259	514,363
Asset-based	285,506	288,925	292,140
Transaction and fee	137,096	118,291	121,222
Interest income, net of interest expense	9,542	10,966	11,531
Other	(51,218)	19,534	1,276
Total net revenues	1,463,397	1,447,895	1,415,525
EXPENSES
Commission and advisory	870,795	893,831	856,635
Compensation and benefits	146,802	149,128	138,300
Promotional	57,398	51,050	61,715
Depreciation and amortization	26,644	25,663	24,062
Amortization of intangible assets	16,570	16,631	16,286
Occupancy and equipment	39,546	35,320	34,417
Professional services	14,605	17,772	17,666
Brokerage, clearing and exchange expense	17,024	15,927	16,380
Communications and data processing	10,835	12,465	12,535
Other	26,228	30,569	27,599
Total operating expenses	1,226,447	1,248,356	1,205,595
Non-operating interest expense and other	29,318	31,384	31,944
Loss on extinguishment of debt	—	3,156	—
INCOME BEFORE PROVISION FOR INCOME TAXES	207,632	164,999	177,986
PROVISION FOR INCOME TAXES	51,991	38,323	46,272
NET INCOME	$155,641	$126,676	$131,714
EARNINGS PER SHARE
Earnings per share, basic	$1.96	$1.57	$1.61
Earnings per share, diluted	$1.92	$1.53	$1.57
Weighted-average shares outstanding, basic	79,507	80,701	81,833
Weighted-average shares outstanding, diluted	81,166	82,695	83,844

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$418,202	$590,209
Cash segregated under federal and other regulations	1,217,692	822,697
Restricted cash	67,701	58,872
Receivables from:
Clients, net of allowance	360,533	433,986
Product sponsors, broker-dealers, and clearing organizations	218,690	177,654
Advisor loans, net of allowance	457,470	441,743
Others, net of allowance	351,169	298,790
Securities owned:
Trading — at fair value	29,199	46,447
Held-to-maturity — at amortized cost	14,361	11,806
Securities borrowed	15,927	17,684
Fixed assets, net of accumulated depreciation and amortization	542,821	533,044
Operating lease assets	103,870	102,477
Goodwill	1,503,648	1,503,648
Intangible assets, net of accumulated amortization	423,341	439,838
Deferred income taxes, net	517	—
Other assets	385,625	401,343
Total assets	$6,110,766	$5,880,238
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$149,832	$218,636
Payables to clients	1,328,882	1,058,873
Payables to broker-dealers and clearing organizations	117,860	92,002
Accrued commission and advisory expenses payable	155,360	174,330
Accounts payable and accrued liabilities	454,241	557,969
Income taxes payable	65,282	20,129
Unearned revenue	109,420	82,842
Securities sold, but not yet purchased — at fair value	295	176
Long-term and other borrowings, net	2,467,719	2,398,818
Operating lease liabilities	142,922	141,900
Finance lease liabilities	107,596	108,592
Deferred income taxes, net	—	2,098
Total liabilities	5,099,409	4,856,365
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 127,035,564 shares issued at March 31, 2020 and 126,494,028 shares issued at December 31, 2019	127	126
Additional paid-in capital	1,720,276	1,703,973
Treasury stock, at cost — 48,177,751 shares at March 31, 2020 and 46,259,989 shares at December 31, 2019	(2,392,712)	(2,234,793)
Retained earnings	1,683,666	1,554,567
Total stockholders’ equity	1,011,357	1,023,873
Total liabilities and stockholders’ equity	$6,110,766	$5,880,238

LPL Financial Holdings Inc.
Management's Statements of Operations(4)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-15 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2020	Q4 2019	% Change	Q1 2019	% Change
Gross Profit(4)
Sales-based commissions	$228,391	$193,980	18%	$190,999	20%
Trailing commissions	275,053	282,940	(3%)	270,360	2%
Advisory	579,027	533,259	9%	453,938	28%
Commission and advisory fees	1,082,471	1,010,179	7%	915,297	18%
Production based payout(5)	(920,835)	(876,654)	5%	(777,889)	18%
Commission and advisory fees, net of payout	161,636	133,525	21%	137,408	18%
Client cash	151,398	155,322	(3%)	173,139	(13%)
Other asset-based(6)	134,108	133,603	—%	123,224	9%
Transaction and fee	137,096	118,291	16%	122,480	12%
Interest income and other, net(7)	8,364	13,323	(37%)	15,730	(47%)
Total net commission and advisory fees and attachment revenue	592,602	554,064	7%	571,981	4%
Brokerage, clearing, and exchange expense	(17,024)	(15,927)	7%	(16,144)	5%
Gross Profit(4)	575,578	538,137	7%	555,837	4%

G&A Expense
Core G&A(8)	223,211	230,182	(3%)	212,520	5%
Regulatory charges	6,157	7,893	n/m	7,873	n/m
Promotional	57,398	51,050	12%	51,349	12%
Employee share-based compensation	8,648	7,179	20%	7,967	9%
Total G&A	295,414	296,304	—%	279,709	6%
EBITDA(4)	280,164	241,833	16%	276,128	1%
Depreciation and amortization	26,644	25,663	4%	23,470	14%
Amortization of intangible assets	16,570	16,631	—%	16,168	2%
Non-operating interest expense and other	29,318	31,384	(7%)	32,716	(10%)
Loss on extinguishment of debt	—	3,156	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	207,632	164,999	26%	203,774	2%
PROVISION FOR INCOME TAXES	51,991	38,323	36%	48,376	7%
NET INCOME	$155,641	$126,676	23%	$155,398	—%
Earnings per share, diluted	$1.92	$1.53	25%	$1.79	7%
Weighted-average shares outstanding, diluted	81,166	82,695	(2%)	86,742	(6%)
EPS Prior to Amortization of Intangible Assets(4)(35)	$2.06	$1.68	23%	$1.93	7%

LPL Financial Holdings Inc
Management's Statements of Operations Trend(4)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2020	Q4 2019	Q3 2019
Gross Profit(4)
Sales-based commissions	$228,391	$193,980	$194,342
Trailing commissions	275,053	282,940	280,651
Advisory	579,027	533,259	514,363
Commission and advisory fees	1,082,471	1,010,179	989,356
Production based payout(5)	(920,835)	(876,654)	(857,384)
Commission and advisory fees, net of payout	161,636	133,525	131,972
Client cash	151,398	155,322	162,517
Other asset-based(6)	134,108	133,603	129,623
Transaction and fee	137,096	118,291	121,222
Interest income and other, net (7)	8,364	13,323	13,556
Total net commission and advisory fees and attachment revenue	592,602	554,064	558,890
Brokerage, clearing, and exchange expense	(17,024)	(15,927)	(16,380)
Gross Profit(4)	575,578	538,137	542,510

G&A Expense
Core G&A(8)	223,211	230,182	215,198
Regulatory charges	6,157	7,893	7,905
Promotional	57,398	51,050	61,715
Employee share-based compensation	8,648	7,179	7,414
Total G&A	295,414	296,304	292,232
EBITDA(4)	280,164	241,833	250,278
Depreciation and amortization	26,644	25,663	24,062
Amortization of intangible assets	16,570	16,631	16,286
Non-operating interest expense and other	29,318	31,384	31,944
Loss on extinguishment of debt	—	3,156	—
INCOME BEFORE PROVISION FOR INCOME TAXES	207,632	164,999	177,986
PROVISION FOR INCOME TAXES	51,991	38,323	46,272
NET INCOME	$155,641	$126,676	$131,714
Earnings per share, diluted	$1.92	$1.53	$1.57
Weighted-average shares outstanding, diluted	81,166	82,695	83,844
EPS Prior to Amortization of Intangible Assets(4)(35)	$2.06	$1.68	$1.71

LPL Financial Holdings Inc.
Operating Measures(4)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2020	Q4 2019	Change	Q1 2019	Change
Market Drivers
S&P 500 Index (end of period)	2,585	3,231	(20%)	2,834	(9%)
Fed Funds Daily Effective Rate (FFER) (average bps)	123	165	(42bps)	240	(117bps)

Assets
Advisory Assets(9)	$322.3	$365.8	(12%)	$311.9	3%
Brokerage Assets(10)	347.6	398.6	(13%)	372.1	(7%)
Total Brokerage and Advisory Assets	$669.9	$764.4	(12%)	$684.0	(2)%
Advisory % of Total Brokerage and Advisory Assets	48.1%	47.8%	30bps	45.6%	250bps

Assets by Platform
Corporate Platform Advisory Assets(11)	$200.7	$228.3	(12%)	$191.8	5%
Hybrid Platform Advisory Assets(12)	121.6	137.5	(12%)	120.1	1%
Brokerage Assets	347.6	398.6	(13%)	372.1	(7%)
Total Brokerage and Advisory Assets	$669.9	$764.4	(12%)	$684.0	(2%)

Centrally Managed Assets
Centrally Managed Assets(13)	$46.9	$52.4	(10%)	$42.9	9%
Centrally Managed % of Total Advisory Assets	14.5%	14.3%	20bps	13.8%	70bps

LPL Financial Holdings Inc.
Operating Measures(4)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2020	Q4 2019	Change	Q1 2019	Change
Net New Assets (NNA)
Net New Advisory Assets(14)	$12.5	$9.6	n/m	$4.6	n/m
Net New Brokerage Assets(15)	—	(0.8)	n/m	(0.7)	n/m
Total Net New Assets	$12.5	$8.8	n/m	$4.0	n/m

Net Brokerage to Advisory Conversions(16)	$2.4	$1.9	n/m	$1.4	n/m
Advisory NNA Annualized Growth(17)	13.6%	11.4%	n/m	6.5%	n/m
Total NNA Annualized Growth(17)	6.5%	4.9%	n/m	2.5%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(18)	$7.4	$7.5	n/m	$4.2	n/m
Hybrid Platform Net New Advisory Assets(19)	5.1	2.1	n/m	0.4	n/m
Total Net New Advisory Assets	$12.5	$9.6	n/m	$4.6	n/m
Centrally Managed Net New Advisory Assets(20)	$2.2	$2.0	n/m	$1.0	n/m

Client Cash Balances
Insured Cash Account Balances	$34.5	$24.4	41%	$21.7	59%
Deposit Cash Account Balances	8.7	5.0	74%	4.3	102%
Total Insured Sweep Balances	43.2	29.4	47%	25.9	67%
Money Market Account Cash Balances	1.8	1.9	(5%)	4.8	(63%)
Purchased Money Market Funds	2.8	2.4	17%	—	—%
Total Money Market Balances	4.6	4.3	7%	4.8	(4%)
Total Client Cash Balances	$47.8	$33.7	42%	$30.7	56%
Client Cash Balances % of Total Assets	7.1%	4.4%	270bps	4.5%	260bps

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(21)	195	222	(27)	250	(55)
Deposit Cash Account Average Fee - bps(21)	142	184	(42)	220	(78)
Money Market Account Average Fee - bps(21)	58	69	(11)	77	(19)
Purchased Money Market Fund Average Fee - bps(21)	29	29	n/m	—	n/m
Total Client Cash Balance Average Fee - bps(21)	168	193	(25)	220	(52)

Net Buy (Sell) Activity(22)	$0.2	$9.8	n/m	$12.9	n/m

LPL Financial Holdings Inc.
Monthly Metrics(4)
(Dollars in billions, except where noted)
(Unaudited)

	March 2020	February 2020	Feb to Mar Change	January 2020	December 2019
Assets Served
Advisory Assets(9)	$322.3	$355.7	(9.4%)	$369.2	$365.8
Brokerage Assets(10)	347.6	380.9	(8.7%)	397.7	398.6
Total Brokerage and Advisory Assets	$669.9	$736.6	(9.1%)	$767.0	$764.4

Net New Assets (NNA)
Net New Advisory Assets(14)	$4.1	$4.3	n/m	$4.0	$3.8
Net New Brokerage Assets(15)	0.2	0.4	n/m	(0.6)	(0.9)
Total Net New Assets	$4.3	$4.8	n/m	$3.4	$2.9
Net Brokerage to Advisory Conversions(16)	$0.6	$0.8	n/m	$0.9	$0.6

Client Cash Balances
Insured Cash Account Balances	$34.5	$24.8	39.1%	$24.4	$24.4
Deposit Cash Account Balances	8.7	5.2	67.3%	4.8	5.0
Total Insured Sweep Balances	43.2	30.0	44.0%	29.2	29.4
Money Market Account Cash Balances	1.8	1.6	12.5%	1.7	1.9
Purchased Money Market Funds	2.8	2.6	7.7%	2.5	2.4
Total Money Market Balances	4.6	4.3	7.0%	4.2	4.3
Total Client Cash Balances	$47.8	$34.2	39.8%	$33.5	$33.7

Net Buy (Sell) Activity(22)	$(8.2)	$3.9	n/m	$4.5	$3.2

Market Indices
S&P 500 Index (end of period)	2,585	2,954	(12.5%)	3,226	3,231
Fed Funds Effective Rate (average bps)	39	158	(119bps)	155	155

LPL Financial Holdings Inc.
Financial Measures(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2020	Q4 2019	Change	Q1 2019	Change
Commission Revenue by Product
Annuities	$245,662	$244,249	1%	$247,453	(1%)
Mutual funds	156,156	150,697	4%	140,662	11%
Fixed income	29,125	28,642	2%	24,195	20%
Equities	37,421	21,233	76%	18,364	104%
Other	35,080	32,099	9%	30,685	14%
Total commission revenue	$503,444	$476,920	6%	$461,359	9%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$92,525	$86,141	7%	$95,615	(3%)
Mutual funds	45,534	37,611	21%	34,631	31%
Fixed income	29,125	28,642	2%	24,195	20%
Equities	37,421	21,233	76%	18,364	104%
Other	23,786	20,353	17%	18,194	31%
Total sales-based commissions	$228,391	$193,980	18%	$190,999	20%
Trailing commissions
Annuities	$153,137	$158,108	(3%)	$151,838	1%
Mutual funds	110,622	113,086	(2%)	106,031	4%
Other	11,294	11,746	(4%)	12,491	(10%)
Total trailing commissions	$275,053	$282,940	(3%)	$270,360	2%
Total commission revenue	$503,444	$476,920	6%	$461,359	9%

Payout Rate
Base Payout Rate	82.70%	82.82%	(12bps)	82.95%	(25bps)
Production Based Bonuses	2.37%	3.96%	(159bps)	2.04%	33bps
Total Payout Ratio	85.07%	86.78%	(171bps)	84.99%	8bps

LPL Financial Holdings Inc.
Capital Management Measures(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2020		Q4 2019
Cash Available for Corporate Use(23)
Cash at Parent	$130,964		$115,252
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	86,897		66,842
Other Available Cash	18,287		21,597
Total Cash Available for Corporate Use	$236,148		$203,691

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,483,325		$2,415,000
Cash Available (up to $300 million)	236,148		203,691
Credit Agreement Net Debt	$2,247,177		$2,211,309
Credit Agreement EBITDA (trailing twelve months) (24)	$1,085,269		$1,080,847
Credit Agreement Net Leverage Ratio	2.07	x	2.05	x

	March 31, 2020
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$66,000		ABR+25bps(b)		3.500%	11/12/2024
Broker-Dealer Revolving Credit Facility(c)	50,000		FFR+125bps		2.250%	7/31/2024
Senior Secured Term Loan B	1,067,325		LIBOR+175 bps(d)		2.709%	11/12/2026
Senior Unsecured Notes(e)	500,000		5.75% Fixed	5.750%	5.750%	9/15/2025
Senior Unsecured Notes(e)	400,000	(f)	5.75% Fixed	5.115%	5.750%	9/15/2025
Senior Unsecured Notes(g)	400,000		4.625% Fixed	4.625%	4.625%	11/15/2027
Total / Weighted Average	$2,483,325				4.132%

(a)	The Revolving Credit Facility is secured and has a borrowing capacity of $750 million.

(b)	The alternate base rate (ABR) was the effective PRIME rate on March 31, 2020, the date of the borrowing.

(c)	The Broker-Dealer Revolving Credit Facility is unsecured and at LPL Financial, the Company’s broker-dealer subsidiary, and has a borrowing capacity of $300 million.

(d)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(e)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(f)	Does not include unamortized premium of approximately $8.2 million as of March 31, 2020.

(g)	The Senior Unsecured Notes were issued in November 2019 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(4)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2020		Q4 2019		Change		Q1 2019		Change
Advisors
Advisors	16,763		16,464		2%		16,189		4%
Net New Advisors	299		115		n/m		80		n/m
Annualized commission and advisory fees per Advisor(25)	$261		$246		6%		$227		15%
Average Total Assets per Advisor ($ in millions)(26)	$40.0		$46.4		(14%)		$42.2		(5%)
Transition assistance loan amortization ($ in millions)(27)	$27.4		$26.1		5%		$23.2		18%
Total client accounts (in millions)	5.8		5.7		2%		5.5		5%

Employees - period end	4,358		4,343		—%		4,269		2%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets (28)	1.01%		1.02%		(1	bps)	1.04%		(3	bps)
Gross Profit ROA (29)	30.4	bps	30.7	bps	(0.3	bps)	30.8	bps	(0.4	bps)
OPEX as a % of Brokerage and Advisory Assets (30)	18.3	bps	18.3	bps	—%		18.6	bps	(0.3	bps)
EBIT ROA (31)	12.2	bps	12.4	bps	(0.2	bps)	12.1	bps	0.1	bps
Production Retention Rate (YTD annualized) (32)	99.0%		96.5%		250	bps	96.2%		280	bps
Recurring Gross Profit Rate (33)	88.1%		85.9%		220	bps	86.3%		180	bps
EBITDA as a % of Gross Profit	48.7%		44.9%		380	bps	49.7%		(100	bps)

Capital Expenditure ($ in millions)	$34.0		$52.1		(35%)		$30.3		12%

Share Repurchases ($ in millions)	$150.0		$120.0		25%		$125.0		20%
Dividends ($ in millions)	19.7		20.2		(2%)		21.1		(7%)
Total Capital Allocated ($ in millions)	$169.7		$140.2		21%		$146.1		16%
Weighted-average Share Count, Diluted	81.2		82.7		(2%)		86.7		(6%)
Total Capital Allocated per Share(34)	$2.09		$1.70		23%		$1.68		24%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)
“Financial advisors” or “Advisors” include registered representatives and/or investment adviser representatives affiliated with LPL Financial LLC, an SEC registered broker-dealer and investment adviser.

(3)	Compliance with the Credit Agreement Net Leverage Ratio is only required under our revolving credit facility.

(4)
Certain information presented on pages 8-15 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” that begins on page 3.

(5)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q1 2020	Q4 2019	Q3 2019	Q1 2019
Production based payout	$920,835	$876,654	$857,384	$777,889
Advisor deferred compensation expense	(50,040)	17,177	(749)	21,809
Commission and advisory expense	$870,795	$893,831	$856,635	$799,698

(6)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(7)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q1 2020	Q4 2019	Q3 2019	Q1 2019
Interest income, net of interest expense	$9,542	$10,966	$11,531	$12,321
Plus: Other revenue	(51,218)	19,534	1,276	25,218
Less: Advisor deferred compensation expense	50,040	(17,177)	749	(21,809)
Interest income and other, net	$8,364	$13,323	$13,556	$15,730

(8)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q1 2020	Q4 2019	Q3 2019	Q1 2019
Operating Expense Reconciliation (in thousands)
Core G&A	$223,211	$230,182	$215,198	$212,520
Regulatory charges	6,157	7,893	7,905	7,873
Promotional	57,398	51,050	61,715	51,349
Employee share-based compensation	8,648	7,179	7,414	7,967
Total G&A	295,414	296,304	292,232	279,709
Commissions and advisory	870,795	893,831	856,635	799,698
Depreciation & amortization	26,644	25,663	24,062	23,470
Amortization of intangible assets	16,570	16,631	16,286	16,168
Brokerage, clearing and exchange	17,024	15,927	16,380	16,144
Total operating expenses	$1,226,447	$1,248,356	$1,205,595	$1,135,189

(9)
Consists of total advisory assets under custody at LPL Financial. Q4 2019 also included advisory assets serviced by investment advisor representatives of Allen & Company of Florida, LLC ("Allen & Company") that were onboarded to LPL Financial's custodial platform in Q4 2019.

(10)
Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q4 2019 also included brokerage assets serviced by advisors licensed with Allen & Company that were onboarded to LPL Financial's custodial platform in Q4 2019.

(11)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.

(12)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate registered investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(13)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(14)
Consists of total client deposits into advisory accounts, including advisory assets serviced by Allen & Company advisors, less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(15)
Consists of total client deposits into brokerage accounts, including brokerage assets serviced by Allen & Company advisors, less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(16)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(17)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(18)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 11) less total client withdrawals from advisory accounts on its corporate advisory platform.

(19)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 12) less total client withdrawals from advisory accounts on its independent advisory platform.

(20)	Consists of total client deposits into centrally managed assets accounts (FN 13) less total client withdrawals from centrally managed assets accounts.

(21)	Calculated by dividing revenue for the period by the average balance during the period.

(22)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(23)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(24)
EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below are reconciliations of EBITDA and Credit Agreement EBITDA to net income for the periods presented (dollars in thousands):

	Q1 2020	Q4 2019
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$560,123	$559,880
Non-operating interest expense	126,603	130,001
Provision for income taxes	185,570	181,955
Loss on extinguishment of debt	3,156	3,156
Depreciation and amortization	98,953	95,779
Amortization of intangible assets	65,736	65,334
EBITDA	$1,040,141	$1,036,105
Credit Agreement Adjustments:
Employee share-based compensation expense	$30,547	$29,866
Advisor share-based compensation expense	2,679	2,992
Other	11,902	11,884
Credit Agreement EBITDA (trailing twelve months)	$1,085,269	$1,080,847

(25)	Calculated based on the average advisor count from the current period and prior period.

(26)	Calculated based on the end of period total brokerage and advisory assets divided by end of period advisor count.

(27)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(28)	Represents advisory revenue as a percentage of Corporate Platform Advisory Assets (FN 11) for the trailing twelve month period.

(29)	Represents Gross Profit (FN 4) for the trailing twelve month period, divided by average month-end total brokerage and advisory assets for the trailing twelve month period.

(30)
Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total brokerage and advisory assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes core G&A (FN 8), regulatory, promotional, employee share-based compensation, depreciation & amortization, and amortization of intangible assets.

(31)	EBIT ROA is calculated as Gross Profit ROA less OPEX as a % of Total Brokerage and Advisory Assets.

(32)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(33)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(34)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(35)
EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q1 2020
EPS	$1.92
Amortization of Intangible Assets	16,570
Tax Benefit	(4,640)
Amortization of Intangible Assets Net of Tax Benefit	$11,930
Diluted Share Count	81,166
EPS Impact	$0.15
EPS Prior to Amortization of Intangible Assets	$2.06